SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-28887

Date of Report: June 30, 2009

CARBONICS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3328734
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 994-5374

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

Item 2.01	Completion of Acquisition of Assets
Item 2.03	Creation of a Direct Financial Obligation

Effective June 30, 2009, pursuant to a Stock Purchase Agreement dated as of that date, the Company purchased 100% of the capital stock of Sustainable Systems, Inc. (“Sustainable”) from GS AgriFuels Corporation in return for the assumption of $4,000,000 of GS AgriFuels’ debt due to YA Global Investments, L.P. (“YA Global”). To record the assumption of liability, the Company issued to YA Global a secured convertible debenture dated as of June 30, 2009 in the principal amount of $4,000,000. The debenture has an annual interest rate of 12% and it matures on December 31, 2010. The debenture is convertible into the common stock of the Company at a rate equal to the lesser of $0.01 per share or 90% of the lowest daily volume weighted average price of the Company’s common stock during the 20 consecutive days immediately preceding the conversion date. The debenture is secured by a first priority security position on the assets of Carbonics Capital Corporation.  The debenture is guaranteed by GS AgriFuels and its parent, GreenShift Corporation, and by the majority shareholder of both GreenShift and Carbonics Capital, which is Viridis Capital, LLC.

Sustainable Systems, Inc., through its subsidiary, Sustainable Systems, LLC, owns an oilseed processing facility in Culbertson, Montana.

Item 9.01                      Financial Statements and Exhibits

Financial Statements

Audited Financial Statements of Sustainable Systems, Inc. & Subsidiary for the Year Ended December 31, 2007	4

Audited Financial Statements of Sustainable Systems, Inc. & Subsidiary for the Year Ended December 31, 2008	21

Pro Forma Financial Statements of Carbonics Capital Corporation	34

Exhibits

10-a	Stock Purchase Agreement dated June 30, 2009 between GS AgriFuels Corporation and Carbonics Capital Corporation. (1)
10-b	Secured Convertible Debenture dated June 30, 2009. (1)
10-c	Security Agreement between Carbonics Capital Corporation and YA Global Investments, LP dated June 30, 2009. (1)

(1) Previously filed

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBONICS CAPITAL CORPORATION
By: /s/ Paul Miller
Paul Miller, Chief Executive Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Sustainable Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Sustainable Systems, Inc. and Subsidiary as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sustainable Systems, Inc. and Subsidiary as of December 31, 2007 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 12 of the financial statements, certain errors were discovered by management of the Company subsequent to the date of the original issuance.  Accordingly, the 2007 financial statements have been restated as described in Note 12.

                                           /s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
October 17, 2008, except as to Note 12, as to which the
date is February 1, 2010

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
 CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007 (RESTATED)

ASSETS:
Current assets:

Cash	$346,774
Accounts receivable, net of allowance for doubtful accounts of $0	410,002
Inventory	4,082,818
Prepaid expenses	52,140
Other current assets	50,557
Total current assets	4,942,291

Property and equipment, net	5,009,445

Restricted cash	425,623
Deferred financing costs, net	7,583
Total other assets	433,206

TOTAL ASSETS	$10,384,942

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accounts payable	4,113,657
Accrued interest	79,845
Accrued expenses	71,551
Deferred grant revenue	2,470
Line of credit	1,833,192
Installment debt	1,204,379
Notes payable, current portion	386,567
Total current liabilities	7,691,661

Return on investment notes payable	124,052
Notes payable, net of current	954,512
Total long term liabilities	1,078,564

TOTAL LIABILITIES	8,770,225
Stockholder’s equity:
Preferred stock, Series A Convertible, 30,000,000 shares authorized, $0.001 par value	--
Common stock, 100,000,000 shares authorized; 13,351,637 shares issued and
outstanding, $0.001 par value	13,352
Additional paid-in capital	4,309,551
Retained earnings (deficit)	(2,708,186)
Total stockholder’s equity	1,614,717
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$10,384,942

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007 (RESTATED)

Revenues	$6,830,431
Cost of revenues	6,655,924
Gross profit	174,507
Operating expenses:
Salaries and wages	607,136
Selling, general and administrative expenses - other	466,063
Total operating expenses	1,073,199
Operating loss	(898,692)
Other income (expense):
Grant income	596,646
Miscellaneous income	17,714
Amortization of deferred finance costs	(40,944)
Interest expense	(280,726)
Total other expense, net	292,690

Loss before provision for income taxes	(606,002)
Provision for income taxes	--
Net loss	$(606,002)
Loss per share, basic and diluted	$(0.05)
Weighted average common shares outstanding	13,351,637

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 2007

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholder’s Equity

Balance at 1/ 1/07	13,351,637	$13,352	$3,317,359	$(2,102,184)	$1,228,527

Equity issued for finance costs/legal fees	--	--	42,192	--	42,192

Capital contributions	--	--	950,000		950,000

Net loss	--	--		(606,002)	(606,002)

Balance at 12/31/07	13,351,637	$13,352	$4,309,551	$(2,708,186)	$1,614,717

NOTE: The balances at January 1, 2007 have been retroactively restated for the effects of the assignment of all outstanding membership interests of Sustainable Systems, LLC on March 6, 2007 on a one-for-one basis for 13,351,637 shares of common stock in Sustainable Systems, Inc (see Note 9).

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(606,002)
Adjustments to reconcile net loss to net cash provided by operating activities:

Depreciation and amortization	114,083
Expenses paid via equity interests	42,192
Reserve for inventory spoilage/obsolescence	5,129
Changes in assets and liabilities:
Accounts receivable	(217,904)
Other current assets	(27,140)
Inventory	(1,125,542)
Prepaid expenses	22,853
Accounts payable and accrued expenses	2,332,220
Deferred grant revenue	(11,981)
Accrued Interest	36,402
Net cash provided by operating activities	564,310
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash placed under restriction	(404,510)
Additions to and acquisitions of property, plant and equipment	(123,932)
Construction in progress	(1,793,830)
Net cash used in investing activities	(2,322,272)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	285,577
Repayments on notes payable	(897,238)
Repayments on instalment debt	(234,465)
Proceeds from lines of credit	3,633,192
Repayment on lines of credit	(1,800,000)
Proceeds from investor equity	950,000
Net cash provided by financing activities	1,937,066
Increase (decrease) in cash	179,104
Cash at beginning of year	167,670
Cash at end of year	$346,774
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$284,268
Income taxes paid	--

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2007, the Company issued a demand promissory note for $250,000 in exchange for accounts payable in the same amount.

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

1     DESCRIPTION OF BUSINESS

Sustainable Systems, Inc., incorporated in Montana on April 26, 2004, is a holding company, which owns 100% of Sustainable Systems, LLC, its operating company (see Note 9). Sustainable Systems, LLC (“we,” “our,” “us,” Sustainable Systems,” or the “Company”) is a limited liability company that was formed in Montana on August 31, 2001.  As of December 31, 2007, Sustainable Systems, LLC was party to an installment purchase agreement to acquire an oilseed crushing facility in Culbertson, Montana (the “Culbertson Facility”), and was in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils. As of December 31, 2007, Sustainable planned to expand the Culbertson Facility from less than 100 tons per day to 600 tons per day.

On September 13, 2006, GS AgriFuels Corporation (“GS AgriFuels”) entered into a financing agreement with Sustainable Systems whereby GS AgriFuels (GS AgriFuels is a wholly owned subsidiary of GreenShift Corporation) would invest a total of $3,000,000 into the Company for approximately a 20% stake in the Company.  As of December 22, 2006, and through March 6, 2007, GS AgriFuels had acquired an approximately 15% interest in the Company through advances of $2,000,000.

On March 6, 2007, all of the members of the Company exchanged their membership interests in Sustainable Systems, LLC for common stock in Sustainable Systems, Inc. Immediately following this reorganization, GS AgriFuels paid $100,000 in cash and issued convertible debentures to the former Sustainable Systems members (not including GS AgriFuels) for 100% of the outstanding shares of common stock in Sustainable Systems, Inc.  As of March 6, 2007 and December 31, 2007, GS AgriFuels owned 100% of all outstanding shares of Sustainable Systems, Inc.

2     SUMMARY OF BUSINESS

References to the “FASB”, “SFAS”, and “SAB” herein refer to the “Financial Accounting Standards Board,” “Statements of Financial Accounting Standards,” and the “SEC Staff Accounting Bulletin,” respectively.

PRINCIPLES OF CONSOLIDATION

As of December 31, 2007, Sustainable Systems, Inc. administered its operations through its wholly-owned subsidiary, Sustainable Systems, LLC. All significant intercompany balances and transactions were eliminated in consolidation.  The financial statements for the periods ended December 31, 2007 have been consolidated to include the accounts of Sustainable Systems, Inc. and its subsidiary.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition.

REVENUE RECOGNITION

We recognize revenue from the sale of seed commodity when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. Our sales terms primarily are FOB shipping point. The Culbertson Facility recognizes revenue when the product is shipped to the customer via truck; railcar or customer pickup and the other criteria noted above are met.  During the year ended December 31, 2007, the Culbertson Facility provided rebates to customers under a planting seed rebate program.  Of the $159,299 in total rebates, $89,793 was provided to customers located in Montana.  Rebates given to these customers were reimbursed to the company as part of training costs under the WIRED grant from the State of Montana during the year. The Company accounted for the rebates under EITF-01-9, which allows an exception to offsetting gross revenues for rebates when the seller receives a benefit for providing the sales incentive and the seller can reasonably estimate the benefit. As a result, the amount of rebates attributable to Montana customers have been recorded as training expense and have not been offset against revenue.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

RECEIVABLES AND CREDIT CONCENTRATION

Accounts  receivable are uncollateralized,   non-interest-bearing   customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.  Accounts receivable in excess of 90 days old are considered delinquent.  Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices

The Company has three customers that make up approximately 23%, 18% and 17% respectively of total sales.  In addition, safflower oil sales, sunflower oil sales and whole oilseed sales account for 52%, 19% and 11%, respectively, of total sales.

Cash account balances are insured up to $100,000 per account by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2007, the amount that exceeded this limit per account was $245,030.

INVENTORIES

Inventory  at the  oilseed  crush  facility  consists of seed  commodity  at the various stages of manufacture and is stated at the lower of cost or market, with cost being  determined  at  average  cost under a  process-costing  system.  The commodity is valued based on the standard grower production contract plus the cost of crushing the seed. A physical inventory is performed monthly by measuring the levels in the tanks and bins during each stage.  The entire seed commodity is weighed on a scale that is state certified as it comes into the plant and as it leaves the plant in its final stage.

Inventories at December 31, 2007 consist of the following:

Raw materials	$3,016,271
Finished goods	1,049,360
Supplies	31,418
Allowance for loss/spoilage	(14,231)
Total Inventory	$4,082,818

NET LOSS PER COMMON SHARE

The  Company  computes  its net  income  or loss  per  common  share  under  the provisions of SFAS No. 128,  "Earnings  per Share",  whereby basic net income or loss per  share is  computed  by  dividing  the net loss for the  period  by the weighted-average number of shares of common stock outstanding during the period. Dilutive net loss per share excludes potential common shares if the effect is anti-dilutive.

FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term.  The carrying values of Sustainable’s long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to Sustainable.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives.  The Company uses the straight line method for depreciation and depreciates its vehicles over a five year period, equipment over a 3-18 year period and lease hold improvements over a 15-20 year period.  Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures that do not extend the useful life of the asset are expensed as incurred.  Property, plant and equipment are stated at cost and include amounts capitalized under capital lease obligations.  Expenditures for major renewals, repairs and improvements which extend the life or usefulness of the asset are capitalized.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are expensed as incurred and have been included in costs of goods sold.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

NEW ACCOUNTING PRONOUNCEMENTS

In 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial   Accounting   Standard   (SFAS) No. 141 (revised 2007) Business Combinations.   This Statement replaces FASB Statement No. 141,

Business Combinations.  This  Statement  requires  an acquirer  to  recognize  the assets acquired,  the  liabilities assumed,  and any  non-controlling  interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.

SFAS No. 141  (revised) is effective  for  business  combinations  for which the acquisition  date is on or after the  beginning  of the first  annual  reporting period  beginning on or after December 15, 2008.  Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In February  2007,  the  Financial  Accounting  Standards  Board  (FASB)  issued Statement  of  Financial  Accounting  Standard  (SFAS) No. 159,  "The Fair Value Option for Financial Assets and Financial  Liabilities"  including and amendment of FASB Statement No. 115 with respect to improvement of financial  reporting of certain  investments  in debt and  equity  securities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.

SFAS No. 159 is effective as of the beginning of the Company's first fiscal year that begins after   November 15, 2007.   Management   does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In September  2006,  the  Financial  Accounting  Standards  Board (FASB)  issued Statement  of  Financial   Accounting   Standard  (SFAS)  No.  157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.

SFAS No. 157 is  effective  for  financial  statements  issued for fiscal  years beginning  after  November 15,  2007,  and interim  periods  within those fiscal years.  Management  does not expect the  implementation  of this new standard to have  a  material  impact  on  the  Company's  financial  position,  results  of operations and cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial  Accounting Standard (SFAS)  No. 160 Noncontrolling Interest in Consolidated Financial Statements as an amendment to ARB No. 51. This Statement is expected to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

3            PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2007:

Land	$12,764
Buildings	839,082
Machinery & Equipment	1,408,776
Construction in Progress	2,944,049
Office Equipment	37,503
Subtotal	5,242,174
Less accumulated depreciation	(232,729)
Net fixed assets	$5,009,445

For the year ended December 31, 2007, construction in progress for the expansion of the Culbertson Facility totaled $1,793,830.  Depreciation expense for the year ended December 31, 2007 was $113,083 including $105,786 in cost of goods sold.

4       FINANCING ARRANGEMENTS

The following is a summary of Sustainable System’s financing arrangements as of December 31, 2007:

Line of Credit, American State Bank	$1,833,192
Current Portion of Installment Debt	$1,204,379
Notes Payable, Current
Short term notes payable	$257,327
Current Portion of Long Term Notes Payable	129,240
Total Notes Payable, Current	$386,567

Return on Investment Notes Payable
Montana Department of Agriculture 0350764	$46,000
Montana Department of Agriculture 0450785	$50,000
Montana Department of Agriculture 0250714	28,052
Total Return on Investment Notes Payable	$124,052

Long Term Notes Payable
Great Northern Development 0703	$124,882
Great Northern Development 0336	545,830
Great Northern Development 0341	283,800
Total Long Term Notes Payable	$954,512

SHORT TERM NOTE PAYABLE AMERICAN STATE BANK – INVENTORY FINANCING

In October 2007, Sustainable Systems entered into a Line of Credit with American State Bank.  The total amount available under the Line of Credit is $2,225,000.  The Line shall bear interest at a rate of 10.25% which is due monthly.  The default rate shall be 3% over the note rate.  The Line matures on September 1, 2008. The funds will be advanced on a borrowing base certificate as follows:  (1) 75% of receivables less than 60 days; (2) 55% of contracted seed price in the house; (3) 75% of oil price as contracted for in the house; and (4) 75% of meal inventory value.  The Line of Credit was guaranteed by Sustainable Systems, Inc. and GS AgriFuels.  The balance on the line was $1,833,192 as of December 31, 2007. The debt is secured by all inventory, chattel paper, accounts and deposits of the Company. Subsequent to December 31, 2007, Sustainable Systems, LLC was provided an extension to the Line of Credit by American State Bank (see Note 11).

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

DEMAND PROMISSORY NOTE – SHERIDAN ELECTRIC CO-OPERATIVE

On June 4, 2007, Sustainable Systems, Inc. issued an unsecured demand promissory note in the amount of $250,000 to Sheridan Electric Co-Op, Inc. in exchange for the same amount of pre-existing accounts payable to the holder.  The note accrues interest at a rate of 6% per annum.  Monthly payments were due in the amount of $1,500 starting June 1, 2007 and shall continue until March 1, 2010.  Each payment shall first be applied to the accrued interest and then to the principal balance.  The principal balance of this note at December 31, 2007 was $248,224.  Subsequent to year-end, Sheridan Electric filed a complaint with Sheridan County for full payment of the Demand Promissory Note (see Note 11).

RETURN ON INVESTMENT NOTES PAYABLE - MONTANA DEPARTMENT OF AGRICULTURE

The three notes payable to the Montana Department of Agriculture have a maturity date of March 6, 2016 and carry an interest rate of at 3% as of December 31, 2007. These notes were issued by the Montana Agriculture Development Council under Return On Investment Agreements, numbers 0250714, 0350764, and 0450785. A return on investment (ROI) pursuant to these agreements is an award of money with the expectation that all or a part of the money will be repaid after a deferral period. No payments are required, and no interest is accrued during the initial time period. After the deferral period, the award recipient repays the investment plus interest over a remaining period (up to seven years). As of December 31, 2007, all three notes were in the payment deferral period with expected deferral of payments until March 2011. The State of Montana has provided consideration of the notes as subordinated debt to any lender that requires a priority position for five years. ROI note number 0450785 is secured by a lien on specific equipment including pumps, blending vessels, storage bins and a solvent recovery system.

LONG TERM NOTES PAYABLE - GREAT NORTHERN DEVELOPMENT

The note payable to Great Northern Development 0703 in the amount of $124,882 matures on November 15, 2020, and accrues interest at 6%.  The note is secured by a second lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc.

The note payable to Great Northern Development 0336 in the amount of $545,830 matures on November 15, 2010 and accrues interest at 6%.   Payments were interest only for the first 12 months (through November 2006).  The note is secured by a third lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc., and his spouse.  In January 2007, the note payable to Great Northern Development 0336 was modified to provide for a reduction in the minimum monthly payments on the note from $17,502 to $7,500 beginning in January 2007. The minimum monthly payments were increased to $10,000 for the year ended December 31, 2008 and $17,502 thereafter. The accumulated interest and principal is still due at maturity.

The note payable to Great Northern Development 0341 in the amount of $283,800 matures on January 15, 2016 and accrues interest at 6%.  Monthly payments of principal and interest, which were to be $3,300 beginning in March 2006, were reduced to $1,800 per month and deferred until April 2007 based on a modification in May 2006.  The note is secured by a second lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc.  .

INSTALLMENT DEBT

In October 2005, prior to becoming a subsidiary of GS AgriFuels, Sustainable Systems and Sheridan Electric Co-op signed an Instalment Sale and Purchase Agreement on September 30, 2005 (the “IPSA”).  Under the IPSA, the Company agreed to acquire the Culbertson Facility, consisting of $1,913,185 of property, plant and equipment, in return for a deposit of $192,286 and an agreement to either fully satisfy or refinance $1,720,899 in debt due from Sheridan to First Community Bank (the “FCB Loan”) on or before October 31, 2006, or the end of any additional extensions granted by Sheridan. Sustainable Systems occupied the Culbertson Facility on October 1, 2005. To ensure payment of the instalment debt, the deposits paid by the Company are non-

refundable and Sheridan shall not deliver title to the Culbertson Facility until the FCB Loan is fully paid off or refinanced.  From 2006 to present, and under the terms of the IPSA, Sustainable Systems exercised several letter agreements to extend the refinance period to June 1, 2008.  Under the terms of the extension agreement, GS AgriFuels provided Sustainable with $300,000, which amount was then paid against the FCB Loan for the further benefit of Sheridan pursuant to the IPSA as of March 31, 2008.  All the terms and conditions under the IPSA remain applicable under the extended refinance periods (see Note 11 for subsequent events related to this debt).

The FCB Loan is secured by a first priority security interest in all the assets of Sustainable including the accounts receivable and inventory.  The FCB Loan accrues interest at a variable rate of 1.5% over the prime rate or 6.5% per annum.  Monthly payments consist of principal and interest and a final payment will be due on September 25, 2013.  As of December 31, 2007, the total principal balance on this note was $1,204,379.

The following chart is presented to assist the reader in analyzing Sustainable Systems’ ability to fulfill its fixed debt service requirements of December 31, 2007 and Sustainable Systems’ ability to meet such obligations:

Year	Amount
2008	$2,473,060
2009	501,852
2010	741,034
2011	393,161
2012	46,848
Thereafter	346,747
Total minimum payments due under current and long-term obligations	$4,502,702
 5       RELATED PARTY TRANSACTIONS

Neil Turnbull is the Plant Manager of the crush operation in Culbertson, Montana.  Sustainable Systems and Mr. Turnbull entered into a Safflower Production Contract whereby Sustainable Systems agreed to purchase Mr. Turnbull’s entire safflower crop production at a price of $0.14 per pound.  The Company purchased $10,228 in seed crop from Mr. Turnbull during the year ended December 31, 2007.  The Company owed $2,219 for seed purchases at December 31, 2007. Mr. Turnbull also is the owner of MTM Transport.  Sustainable Systems uses MTM Transport to haul product for the plant.  MTM Trucking was paid $48,600 in fees for the year ended December 31, 2007.

David Bjornson, an original member of Sustainable Systems, LLC, and the Company’s General Counsel, is under retainer to provide corporate legal services to the Company.   The Company incurred $23,315 in attorney fees to Mr. Bjornson during the year ended December 31, 2007.

Mr. Scott Chaykin, an original member of Sustainable Systems, LLC, former chief financial officer, and the Company’s treasurer, has been retained as a consultant to the Company for financial and other corporate services.  The Company incurred $5,587 in consulting fees to Mr. Chaykin during the year ended December 31, 2007.  The Company owed $12,448 to Mr. Chaykin at December 31, 2007.

GS AgriFuels, the sole shareholder in Sustainable Systems, Inc. from March 6, 2007 to December 31, 2007, invested an additional $850,000 in Sustainable Systems during 2007, $500,000 of which were payments on behalf of the Company for construction in progress at the Culbertson Facility, bringing GS AgriFuels’ total investment in the Company to $2,850,000 as of December 31, 2007.

6        RESTRICTED CASH

As of December 31, 2007, the Company had $425,623 in restricted cash.  According to the terms of the Line of Credit with American State Bank & Trust Company, a lockbox is used for the collection of payments on Sustainable Systems’ accounts receivable. The balance in this account as of December 31, 2007 was $381,971.

In mid-2005, a significant wind storm caused damage to the Culbertson Facility . The Company received insurance proceeds of $82,893 during the year ended December 31, 2005 due to the property losses incurred. The funds were deposited into the Company's account at First Community Bank and are restricted for use in repair and replacement of the damaged property.  The Company had incurred $19,308 in expenditures during the year, causing this amount of cash to be released from restrictions. Restricted cash at First Community Bank was $43,652 as of December 31, 2007.

7       GOVERNMENT GRANTS

In November 2005, Sustainable Systems was awarded a $100,000 grant for the research and development of a hydraulic fluid technology from Montana grown oil seed crops from the Montana Board of Research and Commercialization Technology (MBRCT).  The grant provides funding to the Company for the development or commercialization of new technology resulting from the grant within the State of Montana.  The Company  agrees to use the funds to develop the  hydraulic  fluid project,  and create the agro-economics  necessary to begin processing  linoleic safflower  seed variety  needed to produce the Company's  BioSeal  product.  The original grant terminated on October 26, 2006 but was renewed for an additional year.  The Company is required to provide to the MBRCT quarterly financial statements and progress reports.  During December 31, 2007, the Company received an additional $41,667 in grant funds and incurred $53,647 in grant expenditures (recorded as grant revenue in current year), resulting in a balance of deferred grant revenue of $2,470 at December 31, 2007.

In November 2005, Sustainable Systems was awarded a $100,000 grant from the Montana Department of Commerce under a Workforce Investment Act contract. Under the contract, the Company may use the funds to train up to twenty employees over a twenty-four month period beginning September 21, 2005 and ending August 21, 2007 to help train workers in workplace orientation, job-specific development, workplace safety and workplace production. For the year ended December 31, 2007, the Company incurred $12,049 in reimbursable grant expenditures, which were recorded as grant revenues for the year then ended.

In May 2005, one of the Company’s current creditors, Great Northern Development Corporation (“GNDC”), was granted $50,000 from the Montana Department of Agriculture under the Montana Growth Through Agriculture (GTA) Program to obtain consulting services to provide permit, design and engineering support for new oil-seed crush equipment at the Culbertson Facility. The plant was owned at the time by Sheridan Electric Co-op (see Note 4). In May 2006, GNDC hired contractors for the related consulting and engineering services under the GTA grant. During 2006, as a sub-recipient of the grant funds, the Company utilized the funds to offset $10,000 for services incurred and $40,000 for fees and other expenses related to the demolition of the existing solvent plant. In addition, the Northwest Trade Adjustment Assistance Center (“NWTAAC”) contracted with the engineers and sub-contractors on the work performed and agreed to pay up to $18,474 of the costs under the contract. NWTAAC paid $6,347 to the engineers and sub-contractors on behalf of the Company during the year ended December 31, 2007.

On September 28, 2006, Sustainable Systems was awarded a $700,000 Workforce Innovation in Regional Economic Development (WIRED) grant from the Montana Department of Commerce (MDOC).  The grant contract was executed in February 2007.  This grant reimburses the Company  for  expenses  related to  training  employees  in  gaining  skills and competencies  needed to  obtain  or  upgrade  employment  skills in high  growth industries or economic  sectors.  The Company is required to provide to the MDOC detailed documentation regarding the projected training costs, a hiring and training plan as well as a commitment to provide the resources necessary for the completion of the training project.  Sustainable Systems will not obligate or utilize funds for any activities provided for by the grant until the Company submits evidence to MDOC showing evidence of the firm commitment of the other resources necessary for the completion of the project per the WIRED application that was approved by MDOC.  All project funding had to be fully committed and available and the project had to be ready to proceed within nine months of the award of the grant (in April 2007).  MDOC will evaluate Sustainable System's progress a year from the contract date.   As of December 31, 2007, the Company had received $530,949 in reimbursable grant expenditures, which were recorded as grant revenue for the year then ended.

8       COMMITMENTS AND CONTINGENCIES

In October 2005, prior to becoming a subsidiary of GS AgriFuels, Sustainable Systems and Sheridan Electric Co-op signed an Instalment Sale and Purchase Agreement on September 30, 2005 (the “IPSA”).  Under the IPSA, the Company agreed to acquire the Culbertson Facility, consisting of $1,913,185 of property, plant and equipment, in return for a deposit of $192,286 and an agreement to either fully satisfy or refinance $1,720,899 in debt due from Sheridan to First Community Bank (the “FCB Loan”) on or before October 31, 2006, or the end of any additional extensions granted by Sheridan. Sustainable Systems occupied the Culbertson Facility on October 1, 2005. To ensure payment of the instalment debt, the deposits paid by the Company are non-refundable and Sheridan shall not deliver title to the Culbertson Facility until the FCB Loan is fully paid off or refinanced.  From 2006 to present, and under the terms of the IPSA, Sustainable Systems exercised several letter agreements to extend the refinance period to June 1, 2008.  Under the terms of the extension agreement, GS AgriFuels provided Sustainable with $300,000, which amount was then paid against the FCB Loan for the further benefit of Sheridan pursuant to the IPSA as of March 31, 2008.  All the terms and conditions under the IPSA remain applicable under the extended refinance periods (see Note 11 for subsequent events related to this debt).  The FCB Loan is secured by a first priority security interest in all the assets of Sustainable including the accounts receivable and inventory.  The FCB Loan accrues interest at a variable rate of 1.5% over the prime rate or 6.5% per annum.  Monthly payments consist of principal and interest and a final payment will be due on September 25, 2013.  As of December 31, 2007, the total principal balance on this note was $1,204,379.

In mid-2005, a significant wind storm caused damage to the Culbertson Facility. The Company received insurance proceeds of $31,528 during the year ended December 31, 2007 due to the property losses incurred. The funds were deposited into the Company’s account and First Community Bank and are restricted for use in repair and replacement of the damaged property. The Company incurred $22,538 in expenditures during the year, causing this amount of cash to be released from restrictions. Restricted cash at December 31, 2007 was $43,651.

On November 8, 2005 the Company entered into a six month Tenant Lease Agreement with the Montana Technology Enterprise Center (MonTECH) for property located at 1121 East Broadway, Suite #107, Missoula, Montana for 290 square feet of space.  The lease ended on May 31, 2007 and was for six payments of $385.  The lease was renewed on a month-to-month basis with a new expiration date of June 30, 2008.  The monthly payment was $421 through that date.  The lease was subsequently renewed for additional 290 square feet of space on a month-to-month basis, renewable at the landlord’s discretion on an annual basis.  The monthly payment is $621 under this renewable lease.

In September 2006, a license agreement between the company that formerly occupied the plant in Culbertson, MT, Montola Growers, Inc., and Montana State University was assigned to the Company. The license relates to planting seed varieties that the Company has the right to market, and the related trade names. The license rights were assigned for no additional consideration. The Company is obligated for royalty payments beginning in 2006 and license maintenance fees beginning in 2008.  The Company accrued $11,713 for royalty payments for the year ended December 31, 2007.

9      STOCKHOLDER’S EQUITY TRANSACTIONS

In January 2007, 104,056 LLC membership interests were sold under a subscription at $0.96102 per “share”, or $100,000 (these membership interests were subsequently exchanged for common shares in Sustainable Systems, Inc. - see below).

In February 2007, the Company issued a warrant for the purchase of 100,000 LLC membership interests. The exercise price was $0.96102 per share. These warrants, along with outstanding warrants issued in 2005, were exercised via cashless exercise into 75,037 LLC membership interests prior to the merger with GS AgriFuels (these membership interests were exchanged for common shares in Sustainable Systems, Inc. - see below).

On March 6, 2007, members of Sustainable Systems, LLC converted their membership interests in Sustainable Systems, LLC, on a one for one basis, into common stock in Sustainable Systems, Inc.  Sustainable Systems, LLC had previously owned 1,000 common shares of Sustainable Systems, Inc., which were redeemed in order to effect the transaction. Upon the close of this transaction, Sustainable Systems, LLC became a pass through single member LLC with Sustainable Systems, Inc. as the sole member. Concurrently, on March 6, 2007, GS AgriFuels completed the acquisition of the remaining approximately 85% of the outstanding capital stock of Sustainable Systems, Inc. through the payment of cash and certain debentures convertible into GS AgriFuels common stock.  Upon the close of the transaction, Sustainable Systems, Inc. became a wholly-owned subsidiary of GS AgriFuels.

10       INCOME TAXES

The Company adopted the provisions of FASB  Interpretation  No. 48,  "Accounting for  Uncertainty in Income  Taxes-An  Interpretation  of FASB Statement No. 109, Accounting  for Income Taxes" ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.  At the adoption date of January 1, 2007, and at December 31, 2007, there were no unrecognized tax benefits. Interest and penalties related to uncertain tax positions will be recognized in income tax expense.  As of December 31, 2007, no interest related to uncertain tax positions had been accrued.

The Company provides for income taxes using the asset and liability method. Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax consequences  attributable  to  differences  between  the  financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Current and deferred taxes are allocated to the entity, as part of a group that files a consolidated tax return, in proportion to its net operating losses.

The Company's total deferred tax asset and valuation allowance as of December 31, 2007 are as follows:

NOL carryforwards	$606,000
Net deferred tax asset	206,000
Less valuation allowance	(206,000)
Total deferred tax asset, net of valuation allowance	$--
In  assessing  whether  the  deferred  tax  assets  are  realizable,  Management considers  whether it is more  likely  than not that some  portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based upon the level of historical  taxable income and  projections for future taxable income  over the  periods  in which the  deferred  tax  assets  are  deductible, Management believes it is more likely than not that the Company will realize the benefits of these deductible  differences.  The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

11        SUBSEQUENT EVENTS

On January 18, 2008, Sustainable Systems and Northland Networks, Inc. (“Northland”) signed a terns notification letter whereby Northland stated its intent to use its best efforts to obtain financing for the refinancing of the FCB Loan and the expansion of the Culbertson Facility. In March 2008, First Community Bank submitted a non-binding pre-application for a 70% loan note guarantee to the USDA, Rural Development Business and Industry Loan Guarantee program. In April 2008, First Community Bank was invited to submit a full application to the USDA. The full application was submitted in July 2008. In August 2008, the USDA required the submission of additional information from First Community Bank and the Company.

On January 23, 2008, Sustainable Systems, LLC and Sheridan Electric Cooperative signed a Notice of Buyers Interest, as related to the IPSA, for the real property located at the Culbertson Facility in Roosevelt County. Also on January 23, 2008, Sustainable Systems, LLC executed a letter agreement with Sheridan to extend the IPSA compliance requirements to June 1, 2008.  As a condition of the letter agreement, Sustainable was to required to pay $300,000 to First Community Bank against the FCB Loan for the further benefit of Sheridan in addition to its usual monthly bank payments on March 31, 2008. These amounts were paid on March 27, 2008.  The extension expired on June 1, 2008 and was not renewed by Sheridan.  While all regular principal and interest payments due to First Community Bank on the terms of its agreements with Sheridan had been paid by the Company in full, the Company defaulted on its requirement to pay off or refinance the FCB Loan in full under the IPSA on June 1, 2008. On June 30, 2008, Sheridan Electric Cooperative issued a Notice of Default on the IPSA to Sustainable Systems, LLC, citing the failure to refinance the FCB Loan.  On September 23, 2008, Sheridan served a Notice to Perform or Quit, which directed the Company to pay off the FCB Loan or vacate the Culbertson Facility within three days. The Company was unable to cure the default of the IPSA within the required time. As of October 15, 2008, a formal complaint had been filed by Sheridan against Sustainable Systems, LLC. The nature of the Complaint by Sheridan was to recover possession of the Culbertson Facility in addition to other monetary damages. This matter was resolved on December 8, 2008 due to the IPSA requirements, with the proceeds of secured debt issued by the Company to Anchor Light, LP in the amount of $1,400,000 (the “AL Loan”).  Under the agreement, the AL Loan accrues interest at a rate of 13.5% per annum.  Monthly payments consist of all accrued interest on the unpaid balance with a final balloon payment plus any accrued unpaid interest due when the note matures on December 4, 2009.  The AL Loan is secured by an interest in all the assets of Sustainable excluding certain personal property (equipment purchased for the Company’s previous expansion project), in addition to the guaranty of GS AgriFuels, the Company’s sole shareholder, and GreenShift, the parent company of GS AgriFuels.  For the year ended December 31, 2008, an interest expense of $14,499 was accrued.  As of December 31, 2008, the total principal balance on this note was $1,400,000.

On January 23, 2008, Sustainable Systems, LLC executed and delivered a Deed of Trust and an Assignment of Interest with YA Global Investments, L.P., to collateralize the aggregate investment of GS AgriFuels in the Company, which included cross collateralization with all of the assets of GreenShift Corporation to YA Global.  Sustainable Systems is a wholly-owned subsidiary of GS AgriFuels, which is a wholly-owned subsidiary of GreenShift Corporation.

On April 22, 2008, Sheridan filed a complaint with Sheridan County for full payment of the Demand Promissory Note of $250,000 due and payable immediately.  Sustainable Systems filed for a motion for dismissal of the complaint and a motion to change the venue to Missoula County, the residence of the maker.  The motion to dismiss remains pending.  All monthly installment payments on the Demand Note are current and the total balance due remains at approximately $250,000.   The Demand Note is reflected on the Company’s financial statements as a current liability.  Accordingly, any loss attributable to this action should the Company not ultimately prevail will be attorneys fees and costs of suit, including potentially those of the claimant, and any costs associated with collection attempts by Sheridan should the Company not be able to satisfy the balance due in cash.

On September 1, 2008, Sustainable Systems, LLC was provided a 30 day extension to the American State Bank Line of Credit. The Line of Credit is used for 2007 inventory crop purchases by the Company.  As of October 6, 2008 the Line of Credit has been paid down to a zero balance and no obligations are outstanding on this debt.

During the year ended December 31, 2008, the Company had previously negotiated with two separate banks to receive working capital financing sufficient to service its debt obligations. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. As a result of this decision, and based on reporting unit valuation for goodwill impairment and other impairment indicators, the Company determined that a $2,000,000 impairment of plant assets was required.  Of this amount, $1,481,459 is related to construction in progress, $192,978 is related to the buildings with $1,477 to plant improvements and $324,086 is related to equipment impairment.  The impairment is shown in the expense section of the income statement under the account Impairment of Long Lived Assets.

The acquisition of the Company by GS AgriFuels is in dispute and subject to the matter entitled GS AgriFuels Corporation v. Chaykin, et al. The action was filed in the Supreme Court of the State of New York, County of New York, on February 2, 2009. The Complaint seeks damages for defendants' fraudulent misrepresentations, tortious interference, breach of acquisition agreements and related claims relating to the sale by the defendants of the stock of Sustainable Systems, Inc. (“Culbertson”) to GS AgriFuels, and arising from the disclosure by the defendants that Culbertson owned its Culbertson, Montana oilseed crushing facility when in fact Culbertson merely held the right to purchase the Montana facility at the time of the acquisition by GS AgriFuels; the failure to disclose by the defendants that Culbertson’s right to purchase the Montana facility, as well as any investment made in the Montana facility, was subject to forfeiture within months of entering into the acquisition agreements with GS AgriFuels; and, the provision by the defendants of materially false financial statements. The defendants subsequently served a separate action entitled Max, et al. v. GS AgriFuels Corporation, et al., in the Montana Fourth Judicial District Court in response to GS AgriFuels’ New York complaint. GS AgriFuels petitioned for dismissal of the Montana action and prevailed, and the Montana action was dismissed on January 15, 2010. Three of the former shareholders of Culbertson, corresponding to about 64% of the former shareholders’ prior ownership interest in Culbertson, have entered into settlement agreements pursuant to which GS AgriFuels has been released from all obligations under the relevant acquisition agreements and otherwise. Management is unable to evaluate the probability of an unfavorable outcome at this time. An estimate of loss cannot be determined and therefore, no accrual has been made in connection with this contingency.

On February 23, 2009, the Company and Sustainable Oils, LLC signed a New Crop Crush Agreement.  Under the terms of the agreement, the Company agreed to prepay 50% of the crush price on or before January 31, 2009.  The balance of the crush price would be invoiced and paid as the seed was crushed.  Sustainable Oils, LLC wired $200,000 to the Company on February 4, 2009.  These funds were deposited into the account at American State Bank.  The bank denied the Company’s request for funding to pay the growers and the $200,000 was wired to Stewart Title of Missoula County, Inc. on March 4, 2009.  On April 29, 2009, the funds were returned to Sustainable Oils, LLC when the Company did not obtain the financing and the decision was made to idle the plant.

On March 17, 2009, the Company agreed to sell the IMPCO decorticator to R&D Equipment Company, Inc for $45,000.  The sales price was paid in two instalments on March 24, 2009 and April 3, 2009.

The Company did not receive a line of credit for 2008 crop purchases, voluntarily surrendered its commodity dealer’s license and, on April 27, 2009, entered into a settlement agreement with the states of Montana and North Dakota pertaining to outstanding payments due for purchase of oilseeds during 2008 that were contracted at rates far greater than current oilseed values. The Company had previously negotiated with two separate banks to receive working capital financing sufficient to service these obligations. One of these banks was American State Bank, which had provided the Company’s working capital line of credit for several prior years. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. The Company is permitted to reacquire its commodity license upon the completion of sufficient working capital and equity financing to operate. The liquidation of the Company's inventory was completed during 2009. Approximately $1,216,136 was due to growers who had delivered seed, all of which was paid on December 2, 2009.

On May 22, 2009, the Company and Crown Iron Works Company signed a termination and release agreement to end their agreement for the purchase and sale of solvent extraction equipment dated May 31, 2006.  The Company has retained the right, title and interest in the items of equipment that have been delivered to the Company.  The Company is not required to make the additional $1,300,000 payment to Crown under the original contract for the machinery that has been fabricated but not delivered.

Effective June 30, 2009, pursuant to a Stock Purchase Agreement dated as of that date, Carbonics Capital Corporation purchased 100% of the capital stock of Sustainable Systems, Inc. (“Sustainable”) from GS AgriFuels Corporation in return for the assumption of $4,000,000 of GS AgriFuels’ debt due to YA Global Investments, L.P. (“YA Global”). This debt is guaranteed by GS AgriFuels and its parent, GreenShift Corporation, and by the majority shareholder of both GreenShift and Carbonics, Viridis Capital, LLC.

On August 18, 2009, the Company signed a Forbearance Agreement with Anchor Light, LP.  According to this agreement, the Company acknowledged that the Anchor Light note was in default as of that date due in part to the inventory liquidation. Under the agreement, Anchor Light agreed to forbear from exercising its rights to foreclose as long as the Company fulfilled various conditions including obtaining the appropriate insurance on the property and paying the monthly interest payments. The Company had fulfilled all conditions and Anchor Light has agreed to continue to forbear any collection efforts until the loan becomes due and payable on its maturity date of December 8, 2009.

On September 15, 2009 the Company was served a summons and complaint by Sheridan for monies owed to Sheridan Electric for electrical service to the oilseed processing plant.  The amount claimed to be owed in the complaint was $67,811.44.  The Company has retained Montana counsel and is responding to the complaint and the outcome of this litigation is uncertain at this time.

The Company is party to wage claim hearings with the Montana Department of Labor for non-payment of accrued vacation to five former employees of the oilseed crush operation.  According to the Company employee policy, vacation time is accrued on behalf of the employee and upon termination of employment the accrued vacation time not used by employee is to be paid in cash.  According to Montana Department of Labor policy, unpaid wages are subject to penalties of up to 55% of the amount owed.  Accrued vacation pay for former employees totalled $9,170.14.  Total liability including penalties owed by the Company total $14,214.

The Company held an $113,000 bond with Travellers Insurance as one of the requirements to have a Montana Commodity Dealers License.  The Company also held a $130,000 bond with Travellers Insurance which covered its North Dakota Roving Grains Buyer’s License.  When the Company was not able to obtain financing to pay their growers, the bonds were called by the state of Montana and the state of North Dakota.  The funds were sent directly to the Montana Department of Agriculture and the North Dakota Public Service Commission.  These funds were then used to pay the safflower growers.  Travellers Insurance intends to seek recovery of all costs and expenses form the Company.

During the year ended December 31, 2008, the Company had previously negotiated with two separate banks to receive working capital financing sufficient to service its debt obligations. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. As a result of this decision, and based on reporting unit valuation for goodwill impairment and other impairment indicators, the Company determined that a $2,000,000 impairment of plant assets was required.  Of this amount, $1,481,459 is related to construction in progress, $192,978 is related to the buildings with $1,477 to plant improvements and $324,086 is related to equipment impairment.  The impairment is shown in the expense section of the income statement under the account Impairment of Long Lived Assets.

12           RESTATEMENT

The Company has restated its financial statements for the year ended December 31, 2007. While the FCB matured in September 2013, the Company was required to pay off or refinance the FCB Loan due from Sheridan to First Community Bank pursuant to the IPSA with Sheridan on or before June 1, 2008. The Installment Debt obligation was previously classified as non-current based on the payment terms of the FCB Loan on the assumption that the Company would be able to merely assume the FCB Loan. Management subsequently reviewed the relevant facts and determined that the Company’s obligations under the IPSA did not sufficiently meet the criteria for the Company to conclude that it had the intention and ability to refinance the amount due as set forth in FASB Accounting Standards Codification (ASC) 470-10-45-14. Accordingly, Management reviewed and revised its classification of the Company’s obligation under the IPSA as of December 31, 2007.

The presentation of the amortization of deferred finance costs was incorrectly included in interest expense.  These expenses have been restated as a separate line item in the statement of operations.

The following shows the effect of the restatements on the financial statements:

	12/31/07	12/31/07
Balance Sheets:	As reported	As restated

Installment debt, current	$253,301	$1,204,379
Total current liabilities	6,740,583	7,691,661
Installment debt, net of current	951,078	--
Total long term liabilities	2,029,642	1,078,564

	12/31/07	12/31/07
Statement of Operations:	As reported	As restated

Amortization of deferred finance costs	--	(40,944)
Interest expense	(320,670)	(280,726)

Notes to the Financial Statements:

The following Notes to the Financial Statements, in the 2007 financial statements of Sustainable Systems, Inc. & Subsidiary were modified to reflect the effects of the amended financial statements:

➢
Note 1, Description of Business, was updated to clarify that the acquisition of the Company’s Culbertson, Montana based oil seed crushing facility (the “Culbertson Facility”) was subject to the terms and conditions of an installment purchase agreement;

➢
Note 4, Financing Arrangements, was updated to clarify the terms of the Company’s agreement to acquire the Culbertson Facility, the subsequent default of that agreement, and the eventual cure for that default, and to reflect the amended financial statements;

➢	Note 5, Related Party Transactions, was updated to clarify the relationships of the certain parties, and to clarify the investments provided to the Company during the applicable period;

➢	Note 6, Restricted Cash, was updated to clarify the ownership status of the Culbertson Facility;

➢	Note 7, Government Grants, was updated to clarify the ownership status of the Culbertson Facility;

➢
Note 8, Commitments and Contingencies, was updated to clarify the ownership status of the Culbertson Facility, to clarify the terms of the Company’s agreement to acquire the Culbertson Facility, and to provide information pertaining to the default and subsequent settlement of said agreement; and,

➢
Note 11, Subsequent Events, was updated to clarify the ownership status of the Culbertson Facility, to clarify the terms of the Company’s agreement to acquire the Culbertson Facility, and to provide information pertaining to the default and subsequent settlement of said agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of

Sustainable Systems, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Sustainable Systems, Inc. and Subsidiary as of December 31, 2008, and the related consolidated statements of operations, stockholder’s equity (deficit) and cash flows for the year then ended.   These financial statements are the responsibility of Sustainable Systems, Inc.’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sustainable Systems, Inc. and Subsidiary as of December 31, 2008, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                             /s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

February 1, 2010

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
 CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2008

ASSETS:
Current assets:
Cash	$266,605
Accounts receivable, net of allowance for doubtful accounts of $0	142,169
Inventory	1,558,018
Prepaid expenses	47,984
Other current assets	29,541
Total current assets	2,044,317

Property and equipment, net	2,906,740

Restricted cash	207,184
Deferred financing costs, net	46,712
Total other assets	253,896

TOTAL ASSETS	$5,204,953

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$3,137,298
Accrued interest	112,218
Accrued expenses	49,817
Deferred revenue	107,325
Loan payable	1,400,000
Due to affiliate	81,713
Notes payable, current portion	85,653
Total current liabilities	4,974,024

Return on investment notes payable	124,052
Notes payable, net of current	944,745
Total long term liabilities	1,068,797

TOTAL LIABILITIES	6,042,821
Stockholder’s equity:
Preferred stock, Series A Convertible, 30,000,000 shares authorized, $0.001 par value	--
Common stock, 100,000,000 shares authorized; 13,351,637 shares issued and outstanding, $0.001 par value	13,352
Additional paid-in capital	4,663,107
Retained earnings (deficit)	(5,514,327)
Total stockholder’s equity	(837,868)
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,204,953

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

Revenues	$8,362,534
Cost of revenues	7,631,614
Gross profit	730,920
Operating expenses:
Salaries and wages	644,889
Impairment of property and equipment	2,000,000
Selling, general and administrative expenses - other	777,466
Total operating expenses	3,422,355
Operating loss	(2,691,435)
Other income (expense):
Grant income	164,946
Miscellaneous income	34,400
Amortization of deferred finance costs	(10,871)
Interest expense	(303,181)
Total other expense, net	(114,706)

Loss before provision for income taxes	(2,806,141)
Provision for income taxes	--
Net loss	$(2,806,141)
Loss per share, basic and diluted	$(0.21)
Weighted average common shares outstanding	13,351,637

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 2008

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholder’s Equity
Balance at 1/ 1/08	13,351,637	$13,352	$4,309,551	$(2,708,186)	$1,614,717

Equity issued for finance costs/legal fees	--	--	--	--	--

Capital contributions	--	--	353,556		353,556

Net loss	--	--		(2,806,141)	(2,806,141

Balance at 12/31/08	13,351,637	$13,352	$4,663,107	$(5,514,327)	$(837,868)

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,806,141)
Adjustments to reconcile net loss to net cash provided by operating activities:

Impairment of property, plant and equipment	2,000,000
Depreciation and amortization	138,653
Reserve for inventory spoilage/obsolescence	7,763
Changes in assets and liabilities:
Accounts receivable	267,833
Other current assets	21,016
Inventory	2,517,037
Prepaid expenses	4,156
Accounts payable and accrued expenses	(998,093)
Deferred grant revenue	104,855
Accrued Interest	32,373
Net cash provided by operating activities	1,289,452
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash released from restriction	218,439
Additions to and acquisitions of property, plant and equipment	(25,077)
Cash payment of finance costs	(50,000)
Net cash used provided by investing activities	143,362
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable	1,400,000
Repayments on notes payable	(310,681)
Proceeds from loans from affiliate	81,713
Repayments on instalment debt	(1,204,379)
Proceeds from lines of credit	391,808
Repayment on lines of credit	(2,225,000)
Proceeds from investor equity	353,556
Net cash used in financing activities	(1,512,983)
Increase (decrease) in cash	(80,169)
Cash at beginning of year	346,774
Cash at end of year	$266,605
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$270,808
Income taxes paid	$--

The accompanying notes are an integral part of the financial statements.

SUSTAINABLE SYSTEMS, INC. & SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS

1           DESCRIPTION OF BUSINESS

Sustainable Systems, Inc., incorporated in Montana on April 26, 2004, is a holding company, which owns 100% of Sustainable Systems, LLC, its operating company (see Note 9). Sustainable Systems, LLC (“we,” “our,” “us,” Sustainable Systems,” or the “Company”) is a limited liability company that was formed in Montana on August 31, 2001.  As of December 31, 2008, Sustainable Systems, LLC owned an oilseed crushing facility in Culbertson, Montana (the “Culbertson Facility”), and was in the business of producing and selling high oleic safflower, sunflower, canola and other high value vegetable oils.

On September 13, 2006, GS AgriFuels Corporation (“GS AgriFuels”) entered into a financing agreement with Sustainable Systems whereby GS AgriFuels (GS AgriFuels is a wholly owned subsidiary of GreenShift Corporation) would invest a total of $3,000,000 into the Company for approximately a 20% stake in the Company.  As of December 22, 2006, GS AgriFuels had acquired an approximately 15% interest in the Company through advances of $2,000,000.

On March 6, 2007, all of the members of the Company exchanged their membership interests in Sustainable Systems, LLC for common stock in Sustainable Systems, Inc. Immediately following this reorganization, GS AgriFuels paid $100,000 in cash and issued convertible debentures to the former Sustainable Systems members (not including GS AgriFuels) for 100% of the outstanding shares of common stock in Sustainable Systems, Inc.  As of March 6, 2007 and December 31, 2007, GS AgriFuels owned 100% of all outstanding shares of Sustainable Systems, Inc.

Effective June 30, 2009, GS AgriFuels Corporation and Carbonics Capital Corporation entered into a Stock Purchase Agreement pursuant to which Carbonics acquired 100% of the stock of Sustainable Systems, Inc.  from GS AgriFuels in return for assumption of $4,000,000 of GS AgriFuels’ indebtedness to YA Global Investments, L.P. (“YAGI”). In connection with this Agreement, Carbonics issued an amended and restated convertible debenture to YAGI for $4,000,000 due on December 31, 2011.

2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

References to the “FASB”, “SFAS”, and “SAB” herein refer to the “Financial Accounting Standards Board,” “Statements of Financial Accounting Standards,” and the “SEC Staff Accounting Bulletin,” respectively.

PRINCIPLES OF CONSOLIDATION

As of December 31, 2008, Sustainable Systems, Inc. administered its operations through its wholly-owned subsidiary, Sustainable Systems, LLC. All significant intercompany balances and transactions were eliminated in consolidation.  The financial statements for the periods ended December 31, 2008 have been consolidated to include the accounts of Sustainable Systems, Inc. and its subsidiary.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition.

REVENUE RECOGNITION

We recognize revenue from the sale of seed commodity when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. Our sales terms primarily are FOB shipping point. The oil seed crushing facility recognizes revenue when the product is shipped to the customer via truck; railcar or customer pickup and the other criteria noted above are met.

RECEIVABLES AND CREDIT CONCENTRATION

Accounts receivable are uncollateralized,   non-interest-bearing   customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.   Accounts receivable in excess of 90 days old are considered delinquent.  Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The Company has three customers that make up approximately 37%, 9% and 8% respectively of total sales.  In addition, safflower oil sales,  whole oilseed sales and sunflower oil sales account for 42%, 30% and 17%, respectively, of total sales.

Cash account balances are insured up to $100,000 per account by the Federal Deposit Insurance Corporation (FDIC).

INVENTORIES

Inventory  at the  oilseed  crush  facility  consists of seed  commodity  at the various stages of manufacture and is stated at the lower of cost or market, with cost being  determined  at  average  cost under a  process-costing  system.  The commodity is valued based on the standard grower production contract plus the cost of crushing the seed. A physical inventory is performed monthly by measuring the levels in the tanks and bins during each stage.  The entire seed commodity is weighed on a scale that is state certified as it comes into the plant and as it leaves the plant in its final stage.

Inventories at December 31, 2008 consist of the following:

Raw materials	$897,252
Finished goods	601,675
Supplies	65,724
Allowance for loss/spoilage	(6,633)
Total Inventory	$1,558,018

 NET LOSS PER COMMON SHARE

The  Company  computes  its net  income  or loss  per  common  share  under  the provisions of SFAS No. 128,  "Earnings  per Share",  whereby basic net income or loss per  share is  computed  by  dividing  the net loss for the  period  by the weighted-average number of shares of common stock outstanding during the period. Dilutive net loss per share excludes potential common shares if the effect is anti-dilutive.

FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term.  The carrying values of Sustainable’s long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to Sustainable.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives.  The Company uses the straight line method for depreciation and depreciates its vehicles over a five year period, equipment over a 3-18 year period and lease hold improvements over a 15-20 year period.  Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal, and repair and maintenance expenditures that do not extend the useful life of the asset are expensed as incurred.  Property, plant and equipment are stated at cost and include amounts capitalized under capital lease obligations.  Expenditures for major renewals, repairs and improvements which extend the life or usefulness of the asset are capitalized.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are expensed as incurred and have been included in costs of goods sold.

NEW ACCOUNTING PRONOUNCEMENTS

In 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial   Accounting   Standard   (SFAS) No. 141 (revised 2008) Business Combinations.   This Statement replaces FASB Statement No. 141, Business Combinations.  This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any  non-controlling  interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.

SFAS No. 141  (revised) is effective  for  business  combinations  for which the acquisition  date is on or after the  beginning  of the first  annual  reporting period  beginning on or after December 15, 2008.  Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In February  2007,  the  Financial  Accounting  Standards  Board  (FASB)  issued Statement  of  Financial  Accounting  Standard  (SFAS) No. 159,  "The Fair Value Option for Financial Assets and Financial  Liabilities"  including and amendment of FASB Statement No. 115 with respect to improvement of financial  reporting of certain  investments  in debt and  equity  securities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.

SFAS No. 159 is effective as of the beginning of the Company's first fiscal year that begins after   November 15, 2007.   Management   does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In September  2006,  the  Financial  Accounting  Standards  Board (FASB)  issued Statement  of  Financial   Accounting   Standard  (SFAS)  No.  157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.

SFAS No. 157 is  effective  for  financial  statements  issued for fiscal  years beginning  after  November 15,  2007,  and interim  periods  within those fiscal years.  Management  does not expect the  implementation  of this new standard to have  a  material  impact  on  the  Company's  financial  position,  results  of operations and cash flows.

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial  Accounting Standard (SFAS)  No. 160 Noncontrolling Interest in Consolidated Financial Statements as an amendment to ARB No. 51. This Statement is expected to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

3            PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2008:

Land	$12,764
Buildings	646,103
Machinery & Equipment	1,090,003
Construction in Progress	1,481,459
Office Equipment	34,403
3,264,732
Less accumulated depreciation	(357,992)
Net fixed assets	$2,906,740

For the year ended December 31, 2008, construction in progress additions on the Montola plant totaled $18,869.  Depreciation expense for the year ended December 31, 2008 was $127,782 including $120,076 in cost of goods sold.

During the year ended December 31, 2008, the Company had previously negotiated with two separate banks to receive working capital financing sufficient to service its debt obligations. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. As a result of this decision, based on reporting unit valuation for goodwill impairment and other impairment indicators, the Company determined that an $2 million impairment of plant assets was required.  Of this amount, $1,481,459 is related to construction in progress, $192,978 is related to the buildings with $1,477 to plant improvements and $324,086 is related to equipment impairment.  The impairment is shown in the expense section of the income statement under the account Impairment of Long Lived Assets.

4       FINANCING ARRANGEMENTS

The following is a summary of Sustainable System’s financing arrangements as of December 31, 2008:

Loan Payable, Anchor Light	$1,400,000
Notes Payable, Current
Current Portion of Great Northern Development	$77,422
Miscellaneous Notes	8,231
Total Notes Payable, Current	$85,653
Return on Investment Notes Payable
Montana Department of Agriculture 0350764	$46,000
Montana Department of Agriculture 0450785	50,000
Montana Department of Agriculture 0250714	28,052
Total Return on Investment Notes Payable	$124,052
Long Term Notes Payable
Great Northern Development 0703	$112,516
Great Northern Development 0336	588,410
Great Northern Development 0341	243,819
Total Long Term Notes Payable	$944,745

SHORT TERM NOTE PAYABLE AMERICAN STATE BANK – INVENTORY FINANCING

In October 2007, Sustainable Systems entered into a Line of Credit with American State Bank.  The total amount available under the Line of Credit is $2,225,000.  The Line shall bear interest at a rate of 10.25% which is due monthly.  The default rate shall be 3% over the note rate.  The Line matures on September 1, 2008. The funds will be advanced on a borrowing base certificate as follows:  (1) 75% of receivables less than 60 days; (2) 55% of contracted seed price in the house; (3) 75% of oil price as contracted for in the house; and (4) 75% of meal inventory value.  The Line of Credit was guaranteed by Sustainable Systems, Inc. and GS AgriFuels.  The balance on the line was $1,833,192 as of December 31, 2007. The debt is secured by all inventory, chattel paper, accounts and deposits of the Company. The line was paid off in full on October 6, 2008.

INSTALLMENT DEBT REFINANCING/LOAN PAYABLE – ANCHOR LIGHT

In October 2005, prior to becoming a subsidiary of GS AgriFuels, Sustainable Systems and Sheridan Electric Co-op signed an Instalment Sale and Purchase Agreement on September 30, 2005 (the “IPSA”).  Under the IPSA, the Company agreed to acquire the Culbertson Facility, consisting of $1,913,185 of property, plant and equipment, in return for a deposit of $192,286 and an agreement to either fully satisfy or refinance $1,720,899 in debt due from Sheridan to First Community Bank (the “FCB Loan”) on or before October 31, 2006, or the end of any additional extensions granted by Sheridan. Sustainable Systems occupied the Culbertson Facility on October 1, 2005. To ensure payment of the instalment debt, the deposits paid by the Company are non-refundable and Sheridan shall not deliver title to the Culbertson Facility until the FCB Loan is fully paid off or refinanced.  From 2006 to present, and under the terms of the IPSA, Sustainable Systems exercised several letter agreements to extend the refinance period to June 1, 2008.  Under the terms of the extension agreement, GS AgriFuels provided Sustainable with $300,000, which amount was then paid against the FCB Loan for the further benefit of Sheridan pursuant to the IPSA as of March 31, 2008.  The FCB Note matured on September 25, 2013 but was paid off in full on December 8, 2008 with the proceeds of secured debt issued by the Company to Anchor Light, LP in the amount of $1,400,000 (the “AL Loan”).  Under the agreement, the AL Loan accrues interest at a rate of 13.5% per annum.  Monthly payments consist of all accrued interest on the unpaid balance with a final balloon payment plus any accrued unpaid interest due when the note matures on December 4, 2009.  The AL Loan is secured by an interest in all the assets of Sustainable excluding certain personal property (equipment purchased for the Company’s previous expansion project), in addition to the guaranty of GS AgriFuels, the Company’s sole shareholder, and GreenShift, the parent company of GS AgriFuels.  For the year ended December 31, 2008, an interest expense of $14,499 was accrued.  As of December 31, 2008, the total principal balance on this note was $1,400,000.

DEMAND PROMISSORY NOTE – SHERIDAN ELECTRIC CO-OPERATIVE

On June 4, 2007, Sustainable Systems, Inc. issued an unsecured demand promissory note in the amount of $250,000 with Sheridan Electric Co-Op, Inc. in exchange for the same amount of pre-existing accounts payable to the holder.  The note accrues interest at a rate of 6% per annum.  Monthly payments were due in the amount of $1,500 starting June 1, 2007 and shall continue until March 1, 2010.  Each payment shall first be applied to the accrued interest and then to the principal balance.  The principal balance of this note at December 31, 2007 was $248,224.  This note was paid in full on December 4, 2008 from loan proceeds from the Anchor Light financing.

RETURN ON INVESTMENT NOTES PAYABLE - MONTANA DEPARTMENT OF AGRICULTURE

The three notes payable to the Montana Department of Agriculture totalling $124,052 have a maturity date of March 6, 2016 and carry an interest rate of at 3% as of December 31, 2008. These notes were issued by the Montana Agriculture Development Council under Return On Investment Agreements, numbers 0250714, 0350764, and 0450785. A return on investment (ROI) pursuant to these agreements is an award of money with the expectation that all or a part of the money will be repaid after a deferral period. No payments are required, and no interest is accrued during the initial time period. After the deferral period, the award recipient repays the investment plus interest over a remaining period (up to seven years). As of December 31, 2005, all three notes were in the deferral period with expected deferral of interest and payments until February 2006. The deferral periods were subsequently extended and the notes were further modified with regard to interest and subordination. ROI note number 0450785 is secured by a lien on specific equipment including pumps, blending vessels, storage bins and a solvent recovery system.  All notes accrue interest at an effective rate of 3.2% per annum with payments of principal and interest beginning March 6, 2011. The State of Montana has provided consideration of the notes as subordinated debt to any lender that requires a priority position for five years. ROI note number 0450785 is secured by a lien on specific equipment including pumps, blending vessels, storage bins and a solvent recovery system.  For the year ending December 31, 2008, interest expense of $4,051 for these obligations was incurred and accrued.

LONG TERM NOTES PAYABLE - GREAT NORTHERN DEVELOPMENT

The note payable to Great Northern Development 0802 in the amount of $10,455 is to be paid off with 180 monthly payments and matures on November 15, 2020, and accrues interest at 6%.  The note is to be paid off with 180 monthly payments.  The note is secured by a second lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc.

The note payable to Great Northern Development 0703 in the amount of $119,530 is to be paid off with 180 monthly payments and matures on November 15, 2020, and accrues interest at 6%.  The note is secured by a second lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc.

The note payable to Great Northern Development 0336 in the amount of $620,680 matures on November 15, 2010 and accrues interest at 5%.  Payments were interest only for the first 12 months through November 2007 and principal and interest payments until maturity.  The note is secured by a third lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc., and his spouse.  In January 2007, the note payable to Great Northern Development 0336 was modified to provide for a reduction in the minimum monthly payments on the note from $17,502 to $7,500 beginning in January 2007. The minimum monthly payments were increased in December 2007 to $10,000 through November 2008 and $17,502 thereafter. In December 2008, the note was again modified to provide for a reduction in the minimum monthly payments on the note from $17,502 to $5,000 from December 15, 2008 through November 15, 2009. The accumulated interest and principal is still due at maturity.

The note payable to Great Northern Development 0341 in the amount of $271,502 The note is to be paid off with 120 monthly payments and  matures on February 15, 2016 and accrues interest at 6%.  Monthly payments of principal and interest, which were to be $3,300 beginning in March 2006, were reduced to $1,800 per month and deferred until April 2007 based on a modification in May 2006.  The note is secured by a second lien position on the accounts receivable and inventory.  The note is also personally guaranteed by Paul Miller, the Manager of Sustainable Systems, LLC and President of Sustainable Systems, Inc.

The following chart is presented to assist the reader in analyzing Sustainable Systems’ ability to fulfill its fixed debt service requirements of December 31, 2008 and Sustainable Systems’ ability to meet such obligations:

Year	Amount
2009	$1,485,653
2010	615,646
2011	39,396
2012	41,826
2013	44,824
Thereafter	327,105
Total minimum payments due under current and long-term obligations	$2,554,450

5       RELATED PARTY TRANSACTIONS

Neil Turnbull was the Plant Manager of the crush operation in Culbertson, Montana during 2008.  Sustainable Systems and Mr. Turnbull entered into a Safflower Production Contract whereby Sustainable Systems agreed to purchase Mr. Turnbull’s entire safflower crop production at a price of $0.28 per pound.  The Company purchased $12,413 in seed crop from Mr. Turnbull during the year ended December 31, 2008.  The Company also paid Mr. Turnbull $2,219 for the Juncea seed he delivered.   Mr. Turnbull also is the owner of MTM Transport.  Sustainable Systems uses MTM Transport to haul product for the plant.  MTM Trucking was paid $4,900 in fees for the year ended December 31, 2008.

David Bjornson, the Company’s General Counsel and a former original member, is under retainer to provide corporate legal services to the Company.   The Company incurred $96,224 in attorney fees to Mr. Bjornson during the year ended December 31, 2008. The Company owed $67,016 to Mr. Bjornson at December 31, 2008.

Mr. Scott Chaykin, an original member, former chief financial officer, and the Company’s treasurer, has been retained as a consultant to the Company for financial and other corporate services.  The Company incurred $13,540 in consulting fees to Mr. Chaykin during the year ended December 31, 2008 with $17,000 being paid by the parent company.  The Company owed $11,498 to Mr. Chaykin at December 31, 2008.

GS AgriFuels, the sole shareholder in Sustainable Systems, Inc. from March 6, 2007 to December 31, 2008, invested an additional $353,556 in Sustainable Systems during 2008, bringing GS AgriFuels’ total investment in the Company to $3,203,556 as of December 31, 2008.  GreenShift Corporation, an affiliated company under common ownership, incurred $81,713 in administrative costs on behalf of the Company. This amount was due the affiliate at December 31, 2008.

6        RESTRICTED CASH

As of December 31, 2008, the Company had $207,184 in restricted cash.  Of that amount, $189,000 was in an account at JP Morgan Chase for interest reserve on the AL Loan.

In mid-2005, a significant wind storm caused damage to the Culbertson Facility. The Company received insurance proceeds of $82,893 during the year ended December 31, 2005 due to the property losses incurred. The funds were deposited into the Company's account at First Community Bank and are restricted for use in repair and replacement of the damaged property.  The Company had incurred $19,308 in expenditures during the year, causing this amount of cash to be released from restrictions. Restricted cash at First Community Bank for the account of Anchor Light was $18,184 as of December 31, 2008.

7       GOVERNMENT GRANTS

On September 28, 2006, Sustainable Systems was awarded a $700,000 Workforce Innovation in Regional Economic Development (WIRED) grant from the Montana Department of Commerce (MDOC).  The grant contract was executed in February 2007.  This grant reimburses the Company  for  expenses  related to  training  employees  in  gaining  skills and competencies  needed to  obtain  or  upgrade  employment  skills in high  growth industries or economic  sectors.  The Company is required to provide to the MDOC detailed documentation regarding the projected training costs, a hiring and training plan as well as a commitment to provide the resources necessary for the completion of the training project.  Sustainable Systems will not obligate or utilize funds for any activities provided for by the grant until the Company submits evidence to MDOC showing evidence of the firm commitment of the other resources necessary for the completion of the project per the WIRED application that was approved by MDOC.  All project funding had to be fully committed and available and the project had to be ready to proceed within nine months of the award of the grant (in April 2007).  MDOC will evaluate Sustainable System's progress a year from the contract date.   During the year ended December 31, 2008, the Company had recognized $132,688 in grant income under the above grants.

On September 1, 2008, the Company was awarded a $375,000 Montana Board of Research and Commercialization Technology Grant from the Montana Department of Commerce.  The grant funds are to be used for development and commercialization of a biomass based photo-bioreactor for carbon dioxide sequestration with applications in clean cola energy production.  The Company is required to do monthly reporting to the MBRCT.  During the year ended December 31, 2008, the Company had recognized $11,998 in grant income and $48,191 in deferred grant income under the above grants. Due to the company's financial condition, the MBRCT discontinued the project on September 22, 2009.  On September 24, 2009, the company sent back the unspent funds of $24,082.93.

8       COMMITMENTS AND CONTINGENCIES

On November 8, 2005 the Company entered into a six month Tenant Lease Agreement with the Montana Technology Enterprise Center (MonTECH) for property located at 1121 East Broadway, Suite #107, Missoula, Montana for 290 square feet of space.  The lease ended on May 31, 2008 and was for six payments of $385.  The lease was renewed on a month-to-month basis with a new expiration date of June 30, 2008.  The monthly payment was $421 through that date.  The lease was subsequently renewed for additional 290 square feet of space on a month-to-month basis, renewable at the landlord’s discretion on an annual basis.  The monthly payment is $621 under this renewable lease.

In September 2006, a license agreement between the company that formerly occupied the plant in Culbertson, MT, Montola Growers, Inc., and Montana State University was assigned to the Company. The license relates to planting seed varieties that the Company has the right to market, and the related trade names. The license rights were assigned for no additional consideration. The Company is obligated for royalty payments beginning in 2006 and license maintenance fees beginning in 2008.  The Company accrued $21,000 for royalty payments for the year ended December 31, 2008.

On January 23, 2008, Sustainable Systems, LLC executed and delivered a Deed of Trust and an Assignment of Interest with YA Global, L.P. as part of a global cross collateralization of assets of GreenShift Corporation as related to a financing at the GreenShift level with YA Global, L.P.  Sustainable Systems is a wholly-owned subsidiary of GS AgriFuels, which in turn is a wholly-owned subsidiary of GreenShift Corporation.

The Company did not receive a line of credit for 2008 crop purchases, voluntarily surrendered its commodity dealer’s license and, on April 27, 2009, entered into a settlement agreement with the states of Montana and North Dakota pertaining to outstanding payments due for purchase of oilseeds during 2008 that were contracted at rates far greater than current oilseed values. The Company had previously negotiated with two separate banks to receive working capital financing sufficient to service these obligations. One of these banks was American State Bank, which had provided the Company’s working capital line of credit for several prior years. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. The Company is permitted to reacquire its commodity license upon the completion of sufficient working capital and equity financing to operate. The liquidation of the Company's inventory was completed during 2009. Approximately $1,216,136 was due to growers who had delivered seed, all of which was paid on December 2, 2009.

On December 4, 2008, a Construction Lien in the amount of $280,989 was filed by ICS, Inc. against the Company.  ICS performed work on the solvent plant construction at the plant in Culbertson.

9        STOCKHOLDER’S EQUITY TRANSACTIONS

GS AgriFuels, the sole shareholder, made capital infusions during 2008 (see Note 5, Related Party Transactions).

10       INCOME TAXES

The Company adopted the provisions of FASB  Interpretation  No. 48,  "Accounting for  Uncertainty in Income  Taxes-An  Interpretation  of FASB Statement No. 109, Accounting  for Income Taxes" ("FIN 48"), on January 1, 2008. As a result of the implementation of FIN 48, the Company recognized no material adjustment in the liability for unrecognized income tax benefits.  At the adoption date of January 1, 2008, and at December 31, 2008, there were no unrecognized tax benefits. Interest and penalties related to uncertain tax positions will be recognized in income tax expense.  As of December 31, 2008, no interest related to uncertain tax positions had been accrued.

The Company provides for income taxes using the asset and liability method. Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax consequences  attributable  to  differences  between  the  financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Current and deferred taxes are allocated to the entity, as part of a group that files a consolidated tax return, in proportion to its net operating losses.

The Company's total deferred tax asset and valuation allowance as of December 31, 2008 are as follows:

NOL carryforwards	$3,412,100

Net deferred tax asset	(1,160,000)
Less valuation allowance	1,160,000

Total deferred tax asset, net of valuation allowance	$--

In  assessing  whether  the  deferred  tax  assets  are  realizable,  Management considers  whether it is more  likely  than not that some  portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income and tax planning strategies in making this assessment.  Based upon the level of historical  taxable income and  projections for future taxable income  over the  periods  in which the  deferred  tax  assets  are  deductible, Management believes it is more likely than not that the Company will realize the benefits of these deductible  differences.  The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

11       SUBSEQUENT EVENTS

The acquisition of the Company by GS AgriFuels is in dispute and subject to the matter entitled GS AgriFuels Corporation v. Chaykin, et al. The action was filed in the Supreme Court of the State of New York, County of New York, on February 2, 2009. The Complaint seeks damages for defendants' fraudulent misrepresentations, tortious interference, breach of acquisition agreements and related claims relating to the sale by the defendants of the stock of Sustainable Systems, Inc. (“Culbertson”) to GS AgriFuels, and arising from the disclosure by the defendants that Culbertson owned its Culbertson, Montana oilseed crushing facility when in fact Culbertson merely held the right to purchase the Montana facility at the time of the acquisition by GS AgriFuels; the failure to disclose by the defendants that Culbertson’s right to purchase the Montana facility, as well as any investment made in the Montana facility, was subject to forfeiture within months of entering into the acquisition agreements with GS AgriFuels; and, the provision by the defendants of materially false financial statements. The defendants subsequently served a separate action entitled Max, et al. v. GS AgriFuels Corporation, et al. in the Montana Fourth Judicial District Court in response to GS AgriFuels’ New York complaint. GS AgriFuels petitioned for dismissal of the Montana action and prevailed, and the Montana action was dismissed on January 15, 2010. Three of the former shareholders of Culbertson, corresponding to about 64% of the former shareholders’ prior ownership interest in Culbertson, have entered into settlement agreements pursuant to which GS AgriFuels has been released from all obligations under the relevant acquisition agreements and otherwise. Management is unable to evaluate the probability of an unfavorable outcome at this time. An estimate of loss cannot be determined and therefore, no accrual has been made in connection with this contingency.

On February 23, 2009, the Company and Sustainable Oils, LLC signed a New Crop Crush Agreement.  Under the terms of the agreement, the Company agreed to prepay 50% of the crush price on or before January 31, 2009.  The balance of the crush price would be invoiced and paid as the seed was crushed.  Sustainable Oils, LLC wired $200,000 to the Company on February 4, 2009.  These funds were deposited into the account at American State Bank.  The bank denied the Company‘s request for funding to pay the growers and the $200,000 was wired to Stewart Title of Missoula County, Inc. on March 4, 2009.  On April 29, 2009, the funds were returned to Sustainable Oils, LLC when the Company did not obtain the financing and the decision was made to idle the plant.

The Company did not receive a line of credit for 2008 crop purchases, voluntarily surrendered its commodity dealer’s license and, on April 27, 2009, entered into a settlement agreement with the states of Montana and North Dakota pertaining to outstanding payments due for purchase of oilseeds during 2008 that were contracted at rates far greater than current oilseed values. The Company had previously negotiated with two separate banks to receive working capital financing sufficient to service these obligations. One of these banks was American State Bank, which had provided the Company’s working capital line of credit for several prior years. Neither bank was able to close due to strain in the prevailing commodity and financial markets. The Company has accordingly idled its operations pending liquidation by the Montana Department of Agriculture of the Company's inventories to satisfy the oilseed payables. The Company is permitted to reacquire its commodity license upon the completion of sufficient working capital and equity financing to operate. The liquidation of the Company's inventory was completed during 2009. Approximately $1,216,136 was due to growers who had delivered seed, all of which was paid on December 12, 2009.

On May 22, 2009, the Company and Crown Iron Works Company signed a termination and release agreement to end their agreement for the purchase and sale of solvent extraction equipment dated 5/31/06.  The Company has retained the right, title and interest in the items of equipment that have been delivered to the Company.  The Company is not required to make the additional $1,300,000 payment to Crown under the original contract for the machinery that has been fabricated but not delivered.

Effective June 30, 2009, pursuant to a Stock Purchase Agreement dated as of that date, Carbonics Capital Corporation purchased 100% of the capital stock of Sustainable Systems, Inc. (“Sustainable”) from GS AgriFuels Corporation in return for the assumption of $4,000,000 of GS AgriFuels’ debt due to YA Global Investments, L.P. (“YA Global”). This debt is guaranteed by GS AgriFuels and its parent, GreenShift Corporation, and by the majority shareholder of both GreenShift and Carbonics, Viridis Capital, LLC.

On August 18, 2009, the Company signed a Forbearance Agreement with Anchor Light, LP.  According to this agreement, the Company acknowledged that the Anchor Light note was in default as of that date due in part to the inventory liquidation. Under the agreement, Anchor Light agreed to forbear from exercising its rights to foreclose as long as the Company fulfilled various conditions including obtaining the appropriate insurance on the property and paying the monthly interest payments. The Company had fulfilled all conditions and Anchor Light has agreed to continue to forbear any collection efforts until the loan becomes due and payable on its maturity date of December 8, 2009.

On September 15, 2009 the Company was served a summons and complaint by Sheridan for monies owed to Sheridan Electric for electrical service to the oilseed processing plant.  The amount claimed to be owed in the complaint was $67,811.44.  The Company has retained Montana counsel and is responding to the complaint and the outcome of this litigation is uncertain at this time.

The Company is party to wage claim hearings with the Montana Department of Labor for non-payment of accrued vacation to five former employees of the oilseed crush operation.  According to the Company employee policy, vacation time is accrued on behalf of the employee and upon termination of employment the accrued vacation time not used by employee is to be paid in cash.  According to Montana Department of Labor policy, unpaid wages are subject to penalties of up to 55% of the amount owed.  Accrued vacation pay for former employees totalled $9,170.14.  Total liability including penalties owed by the Company total $14,214.

The Company held an $113,000 bond with Travellers Insurance as one of the requirements to have a Montana Commodity Dealers License.  The Company also held a $130,000 bond with Travellers Insurance which covered its North Dakota Roving Grains Buyer’s License.  When the Company was not able to obtain financing to pay their growers, the bonds were called by the state of Montana and the state of North Dakota.  The funds were sent directly to the Montana Department of Agriculture and the North Dakota Public Service Commission.  These funds were then used to pay the safflower growers.  Travellers Insurance intends to seek recovery of all costs and expenses form the Company.

CARBONICS CAPITAL CORPORATION AND SUBSIDIARIES
PRO-FORMA COMBINED FINANCIAL STATEMENTS

The Unaudited Pro-Forma Combined Statement of Operations of the Company for the year ended December 31, 2008 (the “Pro-Forma Statement of Operations”) and the Unaudited Pro-Forma Combined Balance Sheet of the Company as of December 31, 2008 (the “Pro-Forma Balance Sheet”) and together with the Pro-Forma Statement of Operations (the “Pro-Forma Combined Financial Statements”), have been prepared to illustrate the effect of the acquisition of Sustainable Systems, Inc. (fka Sustainable Systems, LLC) on June 30, 2009 as if such transaction took place on January 1, 2008.  The Pro-Forma Combined Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.  The Pro-Forma Combined Financial Statements should be read in conjunction with the historical financial statements of the Company.

The Pro-Forma Combined Balance Sheet is that of the Company at December 31, 2008 and the Pro-Forma Combined Statement of Operations is that of the Company for the year ended December 31, 2008.

CARBONICS CAPITAL CORPORATION
PRO-FORMA BALANCE SHEET
AS OF DECEMBER 31, 2008

	Carbonics Capital Corp. Historical Data	Sustainable Systems Historical Data	Pro Forma Adjustments		Pro Forma Balances
ASSETS:
Current Assets:
Cash	$--	$266,605	$--		$266,605
Accounts Receivable	--	142,169	--		142,169
Loans Receivable – related party	386,132	--	--		386,132
Inventory	--	1,558,018	--		1,558,018
Prepaid expenses	--	47,984	--		47,984
Other current assets	--	29,541	--		29,541
Total Current Assets	386,132	2,044,317	--		2,430,449

Property, plant and equipment, net	--	2,906,740	--		2,906,740

Other assets:
Investment in unconsolidated subsidiary at cost	--	--	--	a,b	--
Restricted cash	--	207,184	--		207,184
Deferred financing fees, net	--	46,712	--		46,712
Total Other Assets	--	253,896	--		253,896
TOTAL ASSETS	386,132	5,204,953	--		5,591,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable and accrued expenses	591,511	3,187,115	--		3,778,626
Accrued interest	439,870	112,218	--		552,088
Due to affiliates	--	81,713	--		81,713
Deferred revenue	--	107,325	--		107,325
Line of credit	--	1,400,000	--		1,400,000
Notes payable – current	--	85,653	--		85,653
Convertible debentures	9,235,713	--	4,000,000	a	13,235,713
Total current liabilities	10,267,094	4,974,024	4,000,000		19,241,118

Return on investment note payable, net of current	--	124,052	--		124,052
Note payable, net of current	--	944,745	--		944,745
Total long term liabilities	--	1,068,797	--		1,068,797
TOTAL LIABILITIES	10,267,094	6,042,821	4,000,000		20,309,915

Stockholders’ deficiency:
Preferred Stock, par value - $0.0001
Series C convertible preferred stock,
400,000 shares authorized, 400,000 shares
issued and outstanding	806	--	--		806
Common Stock, par value - $0.0001
100,000,000 shares Authorized, 29,007,072 shares
issued and outstanding	127,279	13,352	(13,352)	b	127,279
Additional paid-in capital	125,027,231	4,663,107	(5,961,336)	b	123,729,002
Retained earnings (deficit)	(135,036,278)	(5,514,327)	1,974,688	b	(138,575,917)
Total stockholders’ equity (deficit)	(9,880,962)	(837,868)	4,000,000)		(14,718,830)
TOTAL LIABILITIES & STOCKHOLDERS’
DEFICIENCY	$386.132	$5,204,953	$--		$5,591,085

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred as of December 31, 2008.

          a.    This adjustment represents the indebtedness incurred in connection with the acquisition as follows:

       Issuance of convertible debenture to YAGI                                                                                              $  4,000,000

          The convertible debentures bear interest at the rate of 12% per year.  The debenture is due December 31, 2011 and is convertible at the lesser of $0.60 or 90% of the lowest closing bid price of Carbonics’ common stock during the 30 trading days immediately preceding the conversion date.

b.	This adjustment represents the elimination of the investment in the subsidiary for consolidation purposes.

CARBONICS CAPITAL CORPORATION
PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Carbonics Capital Corp. Historical Data	Sustainable Systems Historical Data	Pro-Forma Adjustments		Pro-Forma Results
Revenues	$--	$8,362,534	$--		$8,362,534
Cost of revenues	--	7,631,614	--		7,631,614
Gross profit	$--	$730,920	$--		$730,920
Operating expenses:
Stock based compensation	$245,000	$--	$--		$245,000
Salaries and wages	--	644,889	--		644,889
Impairment of property, plant and equipment	--	2,000,000	--		2,000,000
Selling, general and administrative expenses	203,531	777,466	--		980,997
Total operating expenses	448,531	3,422,355	--		3,870,886
Operating loss	$(448,531)	$(2,691,435)	$--		$(3,139,966)
Other income (expense):
Grant income	--	164,946	--		164,946
Miscellaneous income	--	34,400	--		34,400
Amortization of deferred finance costs	--	(10,871)	--		(10,871)
Change in value of conversion liabilities	(5,757,079)	--	--		(5,757,079)
Interest expense	(177,425)	(303,181)	(480,000)	a	(960,606)
Total other income (expense)	(5,934,504)	(114,706)	(480,000)		(6,529,210)

Income (loss) before income tax provision	(6,383,035)	(2,806,141)	(480,000)		(9,669,176)
Provision for income taxes	--	--	--		--
Net income (loss)	$(6,383,035)	$(2,806,141)	$(480,000)		$(9,669,176)

Earnings (loss) per share	$(0.06)	$--	$--		$(0.10)

Weighted average common shares outstanding, basic and diluted	100,532,324	--	--		100,532,324

naudited Pro Forma Condensed Combined Statement of Operations December 31, 2008

The following adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 relate to the acquisition as if it had occurred as of January 1, 2008.

a.
This adjustment represents the interest expense on the new convertible debenture issued in connection with the acquisition.  An interest rate of 12% per year on the convertible debenture, assuming the debenture was outstanding as of January 1, 2008.